UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2023

INSEEGO CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

9710 Scranton Road, Suite 200

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 812-3400

Not Applicable

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Preferred Stock Purchase Rights	INSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2023, the board of directors (the “Board”) of Inseego Corp. (the “Company”) approved an increase in the size of the Board from five to six members, and appointed Philip G. Brace as a non-employee director to fill the vacancy created by the increase in the size of the Board, with such appointment effective as of September 18, 2023. Upon his appointment to the Board, Mr. Brace became a member of the class of directors with terms expiring at the 2025 Annual Meeting of the Stockholders of the Company. The Board has determined that Mr. Brace qualifies as “independent” in accordance with the published listing requirements of the Nasdaq Stock Market. Mr. Brace has not been appointed to any Board committees at this time. There is no arrangement or understanding pursuant to which Mr. Brace was appointed as a director, and there are no related party transactions between the Company and Mr. Brace that would require disclosure under Item 404(a) of Regulation S-K.

For his services on the Board, Mr. Brace will receive the same compensation as other non-management directors, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 3, 2023. Pursuant to these arrangements, Mr. Brace will receive an initial equity award upon joining the Board in the form of restricted stock units (“RSUs”) with an economic value of $145,000. The RSUs vest in three equal annual installments beginning with the first anniversary of the grant date.

In connection with Mr. Brace’s appointment as a director of the Company, the Company and Mr. Brace will enter into an indemnification agreement, the terms of which are identical in all material respects to the form of indemnification agreement that the Company has previously entered into with each of its directors, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2017 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on September 19, 2023, announcing the appointment of Mr. Brace to the Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated September 19, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

Date: September 20, 2023	By:	/s/ Kurt E. Scheuerman
Name: Kurt E. Scheuerman
Title: Chief Administrative Officer and General Counsel

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